Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information
Contact: Timothy Bonang
Investor Relations
(617) 796-8149

SNH TO RESTATE 2005 AND FIRST QUARTER 2006 RESULTS

Newton, MA (January 26, 2007): Senior Housing Properties Trust (NYSE: SNH) today announced that it will restate its financial results for 2005 and the first quarter of 2006, as follows:

On December 7, 2005, SNH called for redemption $52.5 million of its 7 7/8 % senior notes due in 2015. In connection with this redemption, SNH recorded charges of $5.2 million which represented a redemption premium and write off of deferred finance costs allocated to the redeemed senior notes. Because the obligation to redeem the senior notes became an irrevocable obligation of SNH at the time the call was issued on December 7, 2005, SNH recorded the redemption premium and the write off of deferred finance costs as charges in its year end report for 2005. At the time SNH’s year end 2005 financial statements were prepared, SNH reviewed these charges with its independent accounting firm and that firm concurred in this accounting.

The senior notes which were called for redemption on December 7, 2005, were redeemed and the redemption premium paid on January 9, 2006.

During a review of SNH’s financial results for the year ended December 31, 2006, SNH has now determined that applicable GAAP accounting rules require that the redemption premium and the allocated deferred costs arising from the aforesaid redemption should have been charged to earnings in the first quarter of 2006, rather than in the fourth quarter of 2005 as previously reported. The impacts upon SNH’s financial statements as reported and as restated are expected to be as follows:

Income Statement Impact For 2005 (in thousands, except per share amounts):

	Year Ended 12/31/05
	As Previously Reported	As Restated (unaudited)
Revenues	$163,187	$163,187
Expenses	110,413	105,206
Income from continuing operations	$52,774	$57,981
Net income	$58,705	$63,912

Funds from operations (FFO)	$99,303	$103,437

Weighed average shares outstanding	68,757	68,757

Per common share data:
Income from continuing operations	$0.77	$0.84
Net income	$0.85	$0.93
FFO per share	$1.44	$1.50

Balance Sheet Impact At 12/31/05 (in thousands):

	At 12/31/05
	As Previously Reported	As Restated (unaudited)
Real estate, net	$1,686,169	$1,686,169
Total assets	$1,499,648	$1,500,641
Total indebtedness	$556,400	$556,320
Shareholders equity	$917,977	$923,184

Income Statement Impact For The Quarter Ended 3/31/06 (in thousands, except per share amounts):

	Quarter Ended 3/31/06
	As Previously Reported (unaudited)	As Restated (unaudited)
Revenues	$41,169	$41,169
Expenses	25,502	30,709
Net income	$15,667	$10,460

Funds from operations (FFO)	$27,657	$23,523

Weighted average shares outstanding	71,812	71,812

Net income per share:	$0.22	$0.15
FFO per share	$0.39	$0.33

The year to date income statement amounts in SNH’s quarterly reports related to the second and third quarters of 2006 will also be restated to reflect the first quarter adjustment. SNH expects there will be no changes to its previously reported 2006 balance sheets.

Because of the restatements described herein, SNH’s previously filed financial reports for the year ended December 31, 2005 and for the periods ended March 31, June 30 and September 30, 2006, should no longer be relied upon. The restated reports are expected to be filed with the Securities and Exchange Commission, or SEC, and other interested parties on or before the due date for SNH’s 2006 annual report on March 1, 2007.

This press release includes a reference to funds from operations, or FFO. FFO is a non-GAAP measure of financial performance widely used in the real estate industry. Please see the detailed reconciliation of FFO to income from continuing operations for the periods presented on the page attached hereto.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns 196 senior living properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT THEY MAY NOT OCCUR. FOR EXAMPLE:

•
THE FINANCIAL REPORTING IMPACTS DESCRIBED IN THIS PRESS RELEASE HAVE BEEN PREPARED BY SNH AND SUBMITTED TO ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR REVIEW. THIS ACCOUNTING FIRM HAS NOT COMPLETED ITS REVIEW OF THESE NUMBERS. AS A RESULT OF THIS REVIEW OR FURTHER STUDY BY SNH, THESE NUMBERS MAY CHANGE OR OTHER, DIFFERENT CHANGES TO SNH’S HISTORICAL FINANCIAL STATEMENT MAY BE MADE.

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THIS PRESS RELEASE STATES THAT SNH EXPECTS TO FILE RESTATED 2005 AND QUARTERLY 2006 REPORTS WITH THE SEC AND OTHER INTERESTED PARTIES ON OR BEFORE THE DUE DATE FOR SNH’S 2006 ANNUAL REPORT ON MARCH 1, 2007. THE EXISTENCE OF THE HISTORICAL ERROR DESCRIBED IN THIS PRESS RELEASE MAY INDICATE A MATERIAL WEAKNESS IN SNH’S INTERNAL CONTROL OVER FINANCIAL REPORTING. SUCH A WEAKNESS, IF IT EXISTS, MAY AFFECT OTHER PARTS OF SNH’S HISTORICAL FINANCIAL REPORTING AND SNH MAY REQUIRE ADDITIONAL TIME TO REMEDIATE ANY SUCH WEAKNESS. ACCORDINGLY, THE PREPARATION OF THESE RESTATED REPORTS MAY BE DELAYED.

FOR THESE REASONS AND OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

SENIOR HOUSING PROPERTIES TRUST
Calculation of Funds From Operations1
(in thousands except per share amounts)
(unaudited)

	Year Ended 12/31/05		Quarter Ended 3/31/06
	As Previously Reported	As Restated	As Previously Reported	As Restated
Income from continuing operations	$52,774	$57,981	$15,667	$10,460
Add: Depreciation expense	43,694	43,694	10,731	10,731
Impairment of assets	1,762	1,762	-	-
Loss on early extinguishment of debt not settled in cash	1,073	-	-	1,073
Deferred percentage rent [2]	-	-	1,259	1,259
FFO	$99,303	$103,437	$27,657	$23,523
Weighted average shares outstanding	68,757	68,757	71,812	71,812
FFO per share	$1.44	$1.50	$0.39	$0.33

1.
We compute FFO as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent as discussed in Note 2 below and exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

2.
We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.